SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            _________________________
                                    FORM 8-K
                                 CURRENT REPORT
                            _________________________
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): June 21, 1995

                          SHAWMUT NATIONAL CORPORATION

        Delaware             1-10102                   06-1212629
     (State or other      (Commission File           (IRS Employer
     jurisdiction of         Number)                 Identification No.)
     incorporation)

             777 Main Street, Hartford, Connecticut         06115
             One Federal Street, Boston, Massachusetts      02211
             (Address of principal executive offices)       (Zip Code)

                                                             (203) 986-2000
         Registrant's telephone number, including area code: (617) 292-2000

                                Not Applicable
         (Former name or former address, if changed since last report)



     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.

               The following exhibits are filed with this Current
     Report on Form 8-K:

          EXHIBIT
          NUMBER              DESCRIPTION

          99.1           Press Release of Shawmut National
                         Corporation, dated June 21, 1995.

          99.2           Press Release of Shawmut National
                         Corporation, dated June 21, 1995.



                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SHAWMUT NATIONAL CORPORATION



                                    By: /s/ Joel B. Alvord
                                        Joel B. Alvord
                                        Chairman and Chief Executive Officer

     Dated:  June 28, 1995



                                  EXHIBIT INDEX

          EXHIBIT                                                     PAGE
          NUMBER              DESCRIPTION                            NUMBER

          99.1                Press Release of Shawmut National
                              Corporation, dated June 21, 1995.

          99.2                Press Release of Shawmut National
                              Corporation, dated June 21, 1995.


                                             EXHIBIT 99.1

                                             777 Main Street
                                             Hartford, Connecticut  06115

     [SHAWMUT NATIONAL                       One Federal Street
      CORPORATION LOGO]                      Boston, Massachusetts  02211

     Contact:  NEWS MEDIA CONTACT:           INVESTOR CONTACT:
               Vincent Loporchio             Thomas R. Rice
               (617) 292-3239                (203) 986-4872

     SHAWMUT NATIONAL CORP. STOCKHOLDERS APPROVE

     MERGER WITH FLEET FINANCIAL GROUP INC.

          BOSTON, MASS AND HARTFORD, CONN., JUNE 21, 1995 -- Shawmut National Corp. (NYSE:SNC) stockholders today voted at the company's annual meeting to approve the previously announced strategic merger with Fleet Financial Group Inc. (NYSE:FLT). The meeting was held at the Federal Reserve Bank of Boston.

          The merger is subject to approval by federal and state regulators and is expected to be completed in the fourth quarter of this year.

          "Today's stockholder vote in favor of the Fleet-Shawmut merger is another important step toward creating New England's preeminent financial services institution," said Joel B. Alvord, Shawmut's chairman and chief executive officer.

          On February 21, 1995, Fleet and Shawmut announced a definitive agreement to merge. With over $80 billion in assets and $50 billion in deposits, the combined institution will be based in Boston.

          The merged organization, which will be called Fleet Financial Group, will be the 9th largest bank in the country. It will have about 900 branches and 27,000 employees when the merger is fully implemented. Terrence Murray, chairman and chief executive officer of Fleet, will be president and chief executive officer of the new Fleet and Alvord will be chairman.

          Under the agreement, each share of Shawmut common stock would be exchanged for 0.8922 newly issued shares of Fleet common stock on a tax-free basis.

          Shawmut National is a superregional bank holding company with assets of $34 billion (as of March 31, 1995) and a franchise of over 360 branches and 600 ATMs. One of the leading providers of financial services to consumers and small to medium-sized businesses in New England, Shawmut also provides services to corporate customers, correspondent banks and government units.



                                             EXHIBIT 99.2

                                             777 Main Street
                                             Hartford, Connecticut  06115

     [SHAWMUT NATIONAL                       One Federal Street
      CORPORATION LOGO]                      Boston, Massachusetts  02211

     Contact:  NEWS MEDIA CONTACT:           INVESTOR CONTACT:
               Vincent Loporchio             Thomas R. Rice
               (617) 292-3239                (203) 986-4872

     SHAWMUT NATIONAL CORP. AUTHORIZES STOCK
     REPURCHASE AND DECLARES QUARTERLY DIVIDEND

          BOSTON, MASS. AND HARTFORD, CONN., JUNE 21, 1995 -- Shawmut National Corp. (NYSE:SNC) today announced that its board of directors has authorized the repurchase of shares of its common stock sufficient to offset the approximately 6.5 million shares issued on June 9, 1995 in connection with its acquisition of Northeast Federal Corp. and to buy back additional shares expected to be issued pursuant to its stock option plans. There are approximately 4.8 million options outstanding.

          The company expects that the program will entail the repurchase of up to 9 million shares in 1995. Purchases are authorized to begin immediately and may be made on the open market or in privately negotiated transactions.

          There were approximately 128.9 million shares of Shawmut National common stock outstanding as of June 16, 1995.

          In other action, the board also voted to pay a quarterly dividend on its common stock of $.22 per share. The dividend is payable on July 15, 1995 to shareholders of record on July 5, 1995.

          Shawmut National is a superregional bank holding company with assets of $34 billion (as of March 31, 1995) and a franchise of over 360 branches and 600 ATMs. One of the leading providers of financial services to consumers and small to medium-sized businesses in New England, Shawmut also provides services to corporate customers, correspondent banks and government units.